Exhibit 99.1
Delek Logistics Reports Record Fourth Quarter 2024 Results
•Net income of $35.3 million
•Reported record Adjusted EBITDA of $107.2 million up 6% year over year
•Transformational 2024 towards becoming an independent, full suite Permian midstream services provider. In 2024:
◦Completed the acquisition of Delek US' interest in the Wink to Webster ("W2W") pipeline
◦Amended and extended agreements with Delek US for a period of up to seven years
◦Announced the final investment decision ("FID") on a new gas processing plant adjacent to the existing Delaware plant
◦Closed the acquisition of H2O Midstream
◦Announced the FID on Acid Gas Injection at the Libby Complex in the Delaware Basin
◦Increased our dedicated acres in the Midland basin to ~400,000 acres
◦Raised ~$298 million from two separate primary offerings to fund its accretive growth projects
◦Increased economic separation from our sponsor with third party EBITDA contribution of ~70% on a pro-forma basis
•We have also started 2025 on a strong note. Since the start of the year:
◦Closed the acquisition of Gravity Water Midstream
◦Announced a strong full year Adjusted EBITDA guidance of $480 to $520 million
◦Announced a buyback authorization of $150 million of Delek US owned common units
▪Allows us to reduce common units outstanding and distributions
•Continued our consistent distribution growth policy with recent increase to $1.105/unit

BRENTWOOD, Tenn., February 25, 2025 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the fourth quarter 2024.
“Delek Logistics made great strides in 2024 in becoming a premier midstream provider in the Permian basin. It provides the best combination of yield and growth in the midstream sector with a long runway of growth driven by its advantageous position in the Midland and Delaware basins. We are proud of the 48th consecutive increase in our distribution and we expect to continue to increase our distribution in the future. The completion of the acquisition of Gravity Water Midstream in January 2025 pushes third party cash flow contribution at Delek Logistics to ~70%, a significant step in increasing our economic separation from our sponsor Delek US,” said Avigal Soreq, President of Delek Logistics' general partner.
"Going forward, we look forward to completing our Libby plant expansion, adding AGI & Sour gas treating capabilities at the Libby complex, and making our combined crude and water offering in the Midland basin more accretive. We will continue to strengthen and grow Delek Logistics through a prudent management of liquidity and leverage," Mr. Soreq continued.
Delek Logistics reported fourth quarter 2024 net income of $35.3 million (net income attributable to limited partners of $34.5 million, or $0.68 per diluted common limited partner unit). The fourth quarter 2024 net income attributable to limited partners included $2.7 million of transaction costs and impacts of sales-type lease accounting. This compares to net income attributable to limited partners of $22.1 million, or $0.51 per diluted common limited partner unit, in the fourth quarter 2023 which included a $14.8 million goodwill impairment. Net cash provided by operating activities was $49.9 million in the fourth quarter 2024 compared to $114.7 million in the fourth quarter 2023. Distributable cash flow, as adjusted was $69.5 million in the fourth quarter 2024, compared to $64.6 million in the fourth quarter 2023.
For the fourth quarter 2024, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $73.8 million compared to $86.1 million in the fourth quarter 2023. The fourth quarter 2024 EBITDA included $2.7 million of transaction costs and impacts of sales-type lease accounting. For the fourth quarter 2024, Adjusted EBITDA was $107.2 million compared to $100.9 million in the fourth quarter 2023.
Distribution and Liquidity
On January 24, 2025, Delek Logistics declared a quarterly cash distribution of $1.105 per common limited partner unit for the fourth quarter 2024. This distribution was paid on February 11, 2025 to unitholders of record on February 4, 2025. This represents a 0.5% increase from the third quarter 2024 distribution of $1.100 per common limited partner unit, and a 4.7% increase over Delek Logistics’ fourth quarter 2023 distribution of $1.055 per common limited partner unit.
As of December 31, 2024, Delek Logistics had total debt of approximately $1.88 billion and cash of $5.4 million and a leverage ratio of approximately 4.06x. Additional borrowing capacity under the $1.15 billion third party revolving credit facility was $714.6 million.
Consolidated Operating Results
Adjusted EBITDA in the fourth quarter 2024 was $107.2 million compared to $100.9 million in the fourth quarter 2023. The $6.3 million increase in Adjusted EBITDA reflects higher contributions from the Delaware Gathering systems, H2O Midstream, terminalling and marketing rate increases, as well as impacts from the W2W dropdown.

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Gathering and Processing Segment
Adjusted EBITDA in the fourth quarter 2024 was $66.0 million compared with $53.3 million in the fourth quarter 2023. The increase was primarily due to higher throughput from Permian Basin assets and incremental EBITDA from the H2O Midstream acquisition.
Wholesale Marketing and Terminalling Segment
Adjusted EBITDA in the fourth quarter 2024 was $21.2 million, compared with fourth quarter 2023 Adjusted EBITDA of $28.4 million. The decrease was primarily due to a decline in wholesale margins and impacts of intercompany agreements.
Storage and Transportation Segment
Adjusted EBITDA in the fourth quarter 2024 was $17.8 million, compared with $17.5 million in the fourth quarter 2023.
Investments in Pipeline Joint Ventures Segment
During the fourth quarter 2024, income from equity method investments was $11.3 million compared to $8.5 million in the fourth quarter 2023. The increase was primarily due to the impacts of the W2W dropdown.
Corporate
Adjusted EBITDA in the fourth quarter 2024 was a loss of $9.0 million compared to a loss of $6.9 million in the fourth quarter 2023.
Fourth Quarter 2024 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its fourth quarter 2024 results on Tuesday, February 25, 2024 at 11:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a significant portion of Delek Logistics' revenue is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties with respect to the possible benefits of the H2O Midstream and Gravity Water Midstream transactions, as well as from integration post-closing; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; projected capital expenditures, scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the Delaware Gathering, H2O Midstream and Gravity Water Midstream acquisitions; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Sales-Type Leases
During the third quarter of 2024, Delek Logistics and Delek US renewed and amended certain commercial agreements. These amendments required the embedded leases within these agreements to be reassessed under Accounting Standards Codification 842, Leases. As a result of these amendments, certain of these agreements met the criteria to be accounted for as sales-type leases. Therefore, portions of our payments received for minimum volume commitments under agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues.
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before interest, income taxes, depreciation and amortization, including amortization of customer contract intangible assets, which is included as a component of net revenues.
•Adjusted EBITDA - EBITDA adjusted for (i) significant, infrequently occurring transaction costs and (ii) throughput and storage fees associated with the lease component of commercial agreements subject to sales-type lease accounting.
•Distributable cash flow - calculated as net cash flow from operating activities adjusted for changes in assets and liabilities, maintenance capital expenditures net of reimbursements, sales-type lease receipts, net of income recognized and other adjustments not expected to settle in cash.
•Distributable cash flow, as adjusted -calculated as distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted measures are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA and Adjusted EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of these non-GAAP measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance and liquidity for current and comparative periods. Non-GAAP measures should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, net cash provided by operating activities and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted may be defined differently by other partnerships in our industry, our definitions may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. However, due to the inherent difficulty and impracticability of estimating certain amounts required by U.S. GAAP with a reasonable degree of certainty at this time without unreasonable effort and imprecision, we have not provided a reconciliation of forward-looking Adjusted EBITDA guidance.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit data)
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,384	$3,755
Accounts receivable	54,725	41,131
Accounts receivable from related parties	33,313	28,443
Lease receivable - affiliate	22,783	—
Inventory	5,427	2,264
Other current assets	24,260	676
Total current assets	145,892	76,269
Property, plant and equipment:
Property, plant and equipment	1,375,391	1,320,510
Less: accumulated depreciation	(311,070)	(384,359)
Property, plant and equipment, net	1,064,321	936,151
Equity method investments	317,152	241,337
Customer relationship intangibles, net	186,911	181,336
Marketing contract intangible, net	—	102,155
Other intangibles, net	94,547	59,536
Goodwill	12,203	12,203
Operating lease right-of-use assets	16,654	19,043
Net lease investment - affiliate	193,126	—
Other non-current assets	10,753	14,216
Total assets	$2,041,559	$1,642,246

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$41,380	$26,290
Current portion of long-term debt	—	30,000
Interest payable	30,665	5,805
Excise and other taxes payable	6,764	10,321
Current portion of operating lease liabilities	5,340	6,697
Accrued expenses and other current liabilities	4,629	11,477
Total current liabilities	88,778	90,590
Non-current liabilities:
Long-term debt, net of current portion	1,875,397	1,673,789
Operating lease liabilities, net of current portion	6,004	8,335
Asset retirement obligations	15,639	10,038
Other non-current liabilities	20,213	21,363
Total non-current liabilities	1,917,253	1,713,525
Total liabilities	2,006,031	1,804,115
Equity (Deficit):
Common unitholders - public; 17,374,618 units issued and outstanding at December 31, 2024 (9,299,763 at December 31, 2023)	440,957	160,402
Common unitholders - Delek Holdings; 34,111,278 units issued and outstanding at December 31, 2024 (34,311,278 at December 31, 2023)	(405,429)	(322,271)
Total equity (deficit)	35,528	(161,869)
Total liabilities and equity (deficit)	$2,041,559	$1,642,246

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues:
Affiliate	$106,430	$149,400	$517,782	$563,803
Third party	103,433	104,749	422,854	456,606
Net revenues	209,863	254,149	940,636	1,020,409
Cost of sales:
Cost of materials and other - affiliate	69,359	98,071	349,321	396,333
Cost of materials and other - third party	35,114	29,707	134,414	136,294
Operating expenses (excluding depreciation and amortization presented below)	33,125	30,380	122,020	115,682
Depreciation and amortization	23,253	21,642	91,135	87,136
Total cost of sales	160,851	179,800	696,890	735,445
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	145	1,022	714	2,419
General and administrative expenses	9,320	5,100	35,944	24,766
Depreciation and amortization	1,216	1,325	5,240	5,248
Impairment of goodwill	—	14,848	—	14,848
Other operating expense (income), net	316	(462)	(978)	(1,266)
Total operating costs and expenses	171,848	201,633	737,810	781,460
Operating income	38,015	52,516	202,826	238,949
Interest income	(24,294)	—	(47,792)	—
Interest expense	38,413	38,663	150,960	143,244
Income from equity method investments	(11,327)	(8,536)	(43,301)	(31,433)
Other income, net	(28)	(279)	(205)	(303)
Total non-operating expenses, net	2,764	29,848	59,662	111,508
Income before income tax expense	35,251	22,668	143,164	127,441
Income tax (benefit) expense	(54)	520	479	1,205
Net income	35,305	22,148	142,685	126,236
Comprehensive income	35,305	22,148	142,685	126,236
Less: Preferred unitholder's interest in net income	768	—	768	—
Net income attributable to limited partners	$34,537	$22,148	$141,917	$126,236
Net income per limited partner unit:
Basic	$0.68	$0.51	$2.99	$2.90
Diluted	$0.68	$0.51	$2.99	$2.89
Weighted average limited partner units outstanding:
Basic	51,038,367	43,599,670	47,452,138	43,583,938
Diluted	51,068,930	43,625,012	47,479,248	43,611,314

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2024	2023	2024	2023
Cash flows from operating activities
Net cash provided by operating activities	$49,898	$114,689	$206,339	$225,319
Cash flows from investing activities
Net cash used in investing activities	(70,051)	(33,995)	(384,579)	(89,629)
Cash flows from financing activities
Net cash provided by (used in) financing activities	18,220	(81,121)	179,869	(139,905)
Net (decrease) increase in cash and cash equivalents	(1,933)	(427)	1,629	(4,215)
Cash and cash equivalents at the beginning of the period	7,317	4,182	3,755	7,970
Cash and cash equivalents at the end of the period	$5,384	$3,755	$5,384	$3,755

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Income to EBITDA:
Net income	$35,305	$22,148	$142,685	$126,236
Add:
Income tax (benefit) expense	(54)	520	479	1,205
Depreciation and amortization	24,469	22,967	96,375	92,384
Amortization of marketing contract intangible	—	1,803	4,206	7,211
Interest expense, net	14,119	38,663	103,168	143,244
EBITDA	73,839	86,101	346,913	370,280
Impairment of goodwill	—	14,848	—	14,848
Throughput and storage fees for sales-type leases	30,663	—	59,635	—
Transaction costs	2,740	—	11,416	—
Adjusted EBITDA	$107,242	$100,949	$417,964	$385,128

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$49,898	$114,689	$206,339	$225,319
Changes in assets and liabilities	17,601	(51,894)	48,769	29,474
Non-cash lease expense	(2,423)	(2,142)	(8,112)	(9,549)
Distributions from equity method investments in investing activities	900	4,525	4,277	9,002
Regulatory and sustaining capital expenditures not distributable	(4,976)	(1,348)	(12,658)	(7,272)
Reimbursement from Delek Holdings for capital expenditures	53	338	335	1,280
Sales-type lease receipts, net of income recognized	6,369	—	11,843	—
Accretion	(356)	(176)	(920)	(705)
Deferred income taxes	(28)	115	(479)	(638)
(Loss) gain on disposal of assets	(317)	462	6,410	1,266
Distributable Cash Flow	66,721	64,569	255,804	248,177
Transaction costs	2,740	—	11,416	—
Distributable Cash Flow, as adjusted (1)	$69,461	$64,569	$267,220	$248,177

(1) Distributable cash flow adjusted to exclude transaction costs associated with the H2O Midstream Acquisition.

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation (Unaudited)
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Distributions to partners of Delek Logistics, LP	$59,303	$46,010	$217,699	$181,344

Distributable cash flow	$66,721	$64,569	$255,804	$248,177
Distributable cash flow coverage ratio (1)	1.13x	1.40x	1.18x	1.37x
Distributable cash flow, as adjusted	69,461	64,569	267,220	248,177
Distributable cash flow coverage ratio, as adjusted (2)	1.17x	1.40x	1.23x	1.37x

(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended December 31, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$36,771	$46,040	$23,619	$—	$—	$106,430
Third party	57,895	43,674	1,864	—	—	103,433
Total revenue	$94,666	$89,714	$25,483	$—	$—	$209,863

Adjusted EBITDA	$65,960	$21,161	$17,798	$11,327	$(9,004)	$107,242
Transaction costs	—	—	—	—	2,740	2,740
Throughput and storage fees for sales-type leases	13,629	5,156	11,878	—	—	30,663
Segment EBITDA	$52,331	$16,005	$5,920	$11,327	$(11,744)	$73,839
Depreciation and amortization	23,504	(887)	1,094	—	758	24,469
Amortization of customer contract intangible	—	—	—	—	—	—
Interest income	(11,779)	(4,839)	(7,676)	—	—	(24,294)
Interest expense	—	—	—	—	38,413	38,413
Income tax benefit						(54)
Net income						$35,305

Capital spending	$44,767	$1,504	$3,165	$—	$—	$49,436

	Three Months Ended December 31, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$55,175	$62,560	$31,665	$—	$—	$149,400
Third party	35,441	64,895	4,413	—	—	104,749
Total revenue	$90,616	$127,455	$36,078	$—	$—	$254,149

Adjusted EBITDA	$53,297	$28,441	$17,534	$8,535	$(6,858)	$100,949
Impairment of Goodwill	14,848	—	—	—	—	14,848
Segment EBITDA	$38,449	$28,441	$17,534	$8,535	$(6,858)	86,101
Depreciation and amortization	17,670	1,717	2,730	—	850	22,967
Amortization of customer contract intangible	—	1,803	—	—	—	1,803
Interest expense	—	—	—	—	38,663	38,663
Income tax expense						520
Net income						$22,148

Capital spending	$12,515	$(416)	$615	$—	$—	$12,714

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	Year Ended December 31, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$180,763	$221,503	$115,516	$—	$—	$517,782
Third party	183,956	230,019	8,879	—	—	422,854
Total revenue	$364,719	$451,522	$124,395	$—	$—	$940,636

Adjusted EBITDA	$233,423	$101,335	$72,081	$43,301	$(32,176)	$417,964
Transaction costs	—	—	—	—	11,416	11,416
Throughput and storage fees for sales-type leases	26,273	9,606	23,756	—	—	59,635
Segment EBITDA	$207,150	$91,729	$48,325	$43,301	$(43,592)	346,913
Depreciation and amortization	80,144	5,256	7,609	—	3,366	96,375
Amortization of customer contract intangible	—	4,206	—	—	—	4,206
Interest income	(23,338)	(8,546)	(15,908)	—	—	(47,792)
Interest expense	—	—	—	—	150,960	150,960
Income tax expense						479
Net income						$142,685

Capital spending	$128,927	$2,727	$8,332	$—	$—	$139,986

	Year Ended December 31, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$212,537	$218,997	$132,269	$—	$—	$563,803
Third party	158,573	286,704	11,329	—	—	456,606
Total revenue	$371,110	$505,701	$143,598	$—	$—	$1,020,409

Adjusted EBITDA	$214,311	$106,512	$63,850	$31,424	$(30,969)	$385,128
Impairment of goodwill	14,848	—	—	—	—	14,848
Segment EBITDA	$199,463	$106,512	$63,850	$31,424	$(30,969)	370,280
Depreciation and amortization	72,181	7,055	9,839	—	3,309	92,384
Amortization of customer contract intangible	—	7,211	—	—	—	7,211
Interest expense	—	—	—	—	143,244	143,244
Income tax expense						1,205
Net income						$126,236

Capital spending	$74,683	$2,111	$4,548	$—	$—	$81,342

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
Gathering and Processing	2024	2023	2024	2023
Regulatory capital spending	$—	$—	$—	$31
Sustaining capital spending	307	1,036	1,599	2,016
Growth capital spending (1)	44,460	11,479	127,328	72,636
Segment capital spending	44,767	12,515	128,927	74,683
Wholesale Marketing and Terminalling
Regulatory capital spending	385	553	791	924
Sustaining capital spending	1,119	(591)	1,936	163
Growth capital spending	—	(378)	—	1,024
Segment capital spending	1,504	(416)	2,727	2,111
Storage and Transportation
Regulatory capital spending	467	335	1,155	2,005
Sustaining capital spending	2,698	280	7,177	2,543
Growth capital spending	—	—	—	—
Segment capital spending	3,165	615	8,332	4,548
Consolidated
Regulatory capital spending	852	888	1,946	2,960
Sustaining capital spending	4,124	725	10,712	4,722
Growth capital spending (1)	44,460	11,101	127,328	73,660
Total capital spending	$49,436	$12,714	$139,986	$81,342
(1) 2024 includes $95.5 million of capital spending related to the new gas processing plant.

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	64,920	73,438	69,903	67,003
Refined products pipelines to Enterprise Systems	57,513	68,552	59,136	58,181
El Dorado Gathering System	13,883	13,329	11,568	13,782
East Texas Crude Logistics System	35,046	40,798	34,711	32,668
Midland Gathering System	200,705	229,179	217,847	230,471
Plains Connection System	360,725	254,224	333,405	250,140
Delaware Gathering Assets:
Natural Gas Gathering and Processing (Mcfd(1))	71,078	67,292	74,831	71,239
Crude Oil Gathering (average bpd)	123,346	112,522	123,978	111,335
Water Disposal and Recycling (average bpd)	144,414	95,175	128,539	108,907
Midland Water Gathering System:
Water Disposal and Recycling (average bpd) (2)	274,361	—	280,955	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (3)	63,022	68,735	67,682	60,626
Big Spring marketing throughputs (average bpd)	—	76,408	44,999	77,897
West Texas marketing throughputs (average bpd)	7,472	10,511	5,828	10,032
West Texas gross margin per barrel	$4.35	$4.73	$3.18	$5.18
Terminalling throughputs (average bpd) (4)	151,309	105,933	154,217	113,803
(1) Mcfd - average thousand cubic feet per day.
(2) 2024 volumes include volumes from September 11, 2024 through December 31, 2024.
(3) Excludes jet fuel and petroleum coke.
(4) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
investor.relations@delekus.com
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its X account (@DelekLogistics).

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